United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

CHARLTON ARIA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 W 9th St #848
Wilmington, DE 19801

(Address of principal executive offices)

(302) 319-3177

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, consisting of one Class A ordinary share, $0.0001 par value and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2026, Charlton Aria Acquisition Corporation (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”), pursuant to Nasdaq Listing Rule 5625, that the Company had not satisfied Nasdaq Listing Rule 5605(c)(2)(A) during the period described below.

Mr. Kyoung Tak Kim has served as a director of the Company since July 22, 2026, and served as a member of the Company’s audit committee from July 22, 2026 until October 22, 2026. Mr. Kim is a partner of Leading Edge Advisory Inc. (“LEA”), an accounting consulting firm engaged by the Company under a General Accounting Consulting Agreement, pursuant to which LEA issued an invoice of $30,000 to the Company on July 6, 2026. Both the invoice and the agreement predated Mr. Kim’s appointment to the Company’s board of directors. On August 25, 2026, the Company paid to LEA the amount contemplated by the invoice in full.

Rule 10A-3(b)(1)(ii)(A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provides that a member of an audit committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary of the issuer. Under Exchange Act Rule 10A-3(e)(8), the payment to LEA is deemed indirectly accepted by Mr. Kim. Nasdaq Listing Rule 5605(c)(2)(A) requires the Company to have an audit committee of at least three members, each of whom must meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1). Accordingly, Mr. Kim did not meet the criteria set forth in Exchange Act Rule 10A-3(b)(1)(ii)(A), and the Company’s audit committee did not satisfy Nasdaq Listing Rule 5605(c)(2)(A) from at least August 25, 2026.

The Company identified the matter on October 20, 2026 during the review of its financial statements for the quarter ended September 30, 2026.

On October 22, 2026, the Company’s board of directors (i) removed Mr. Kim from the audit committee and appointed Mr. Wang Jo Cha to the audit committee, each with immediate effect, (ii) removed Mr. Cha from the compensation committee and appointed Mr. Kim to the compensation committee, each with immediate effect, and (iii) determined that each member of the audit committee as so constituted is an “Independent Director” under Nasdaq Listing Rule 5605(a)(2), meets the criteria set forth in Exchange Act Rule 10A-3(b)(1), has not participated in the preparation of the financial statements of the Company at any time during the past three years, and is able to read and understand fundamental financial statements. The audit committee now consists of Mr. Stephen Markscheid (Chair), Mr. Umesh Patel and Mr. Wang Jo Cha. Mr. Markscheid continues to serve as the audit committee financial expert.

As a result of the foregoing, the Company believes that it regained compliance with Nasdaq Listing Rule 5605(c)(2)(A) as of October 22, 2026. The Company has not relied, and does not intend to rely, on any cure period or on any exemption from the audit committee independence requirements of Exchange Act Rule 10A-3 or the Nasdaq Listing Rules in connection with this matter.

Mr. Kim continues to serve as a director of the Company. The board of directors, having considered the factors enumerated in Nasdaq Listing Rule 5605(d)(2)(A), has determined that Mr. Kim is an Independent Director under Nasdaq Listing Rule 5605(a)(2). The compensation committee now consists of Mr. Umesh Patel (Chair), Mr. Stephen Markscheid and Mr. Kyoung Tak Kim.

As of the date of this Current Report on Form 8-K, the Company has not received any notice from Nasdaq with respect to this matter. The Company’s units, Class A ordinary shares and rights continue to be listed and trade on Nasdaq. If Nasdaq notifies the Company of any deficiency with respect to Nasdaq Listing Rule 5605(c)(2)(A) or any related continued listing requirement, the Company will make such disclosure as is then required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2026

CHARLTON ARIA ACQUISITION CORPORATION

By:	/s/ Jung Min Lee
Jung Min Lee
Chief Executive Officer

2